UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2017

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on June 9, 2017, Pandora Media, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) by and between the Company and Sirius XM Radio Inc. (“Sirius”) relating to the issuance and sale to Sirius of 480,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $480 million, or $1,000 per share. Pursuant to the Investment Agreement, 172,500 shares of Series A Preferred Stock were issued and sold to Sirius on June 9, 2017, and the remaining 307,500 shares were to be issued and sold to Sirius at a future date (the “Additional Closing”).

On September 22, 2017, following expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and satisfaction of other customary closing conditions, the Company and Sirius consummated the Additional Closing, whereby the Company issued and sold to Sirius 307,500 shares of Series A Preferred Stock for $307.5 million. The preferences, rights, limitations and other terms and conditions of the Series A Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”), filed with the Secretary of State of the State of Delaware on June 9, 2017.

The Investment Agreement, the Certificate of Designation and the transactions contemplated thereby were previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2017, which disclosure is incorporated herein by reference.

The foregoing descriptions of the Investment Agreement and the Certificate of Designation do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of the Investment Agreement and the Certificate of Designation, which are attached hereto as Exhibit 10.1 and Exhibit 3.1, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, on September 22, 2017, the Company issued and sold to Sirius 307,500 shares of Series A Preferred Stock for an aggregate purchase price of $307.5 million, or $1,000 per share, pursuant to the Investment Agreement. This issuance and sale is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. Sirius represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Series A Preferred Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 is incorporated herein by reference.

Appointment of Directors

Effective immediately after the consummation of the Additional Closing, as required by the Investment Agreement, the board of directors of the Company (the “Board”) appointed Gregory B. Maffei as a Class III director of the Company to serve until the expiration of the Class III term at the Company’s 2020 annual meeting of stockholders, or until his earlier death, resignation or removal, and appointed each of David J. Frear and James E. Meyer as a Class II director of the Company (Mr. Maffei, Mr. Frear and Mr. Meyer, collectively, the “Sirius Directors”), to serve until the expiration of the Class II term at the Company’s 2019 annual meeting of stockholders, or until his earlier death, resignation or removal.

Gregory B. Maffei, age 57, has served as a director and the President and Chief Executive Officer of Liberty Media Corporation (“Liberty Media,” which term includes its predecessors) since May 2007, Liberty Broadband Corporation since June 2014 and Liberty TripAdvisor Holdings, Inc. (“Liberty TripAdvisor”) since July 2013 and has served as Chairman of the Board of Liberty TripAdvisor since June 2015. Mr. Maffei has served as the President and Chief Executive Officer of Liberty

Interactive Corporation (including its predecessor) since February 2006 and as a director since November 2005. He also served as its CEO-Elect from November 2005 through February 2006. Prior thereto, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation, as Chairman, Chief Executive Officer and President of 360networks Corporation, and as Chief Financial Officer of Microsoft Corporation. Mr. Maffei has served as the Chairman of the Board of Sirius XM Holdings Inc. (“Sirius XM Holdings”) since April 2013 and a director since March 2009; the Chairman of the Board of TripAdvisor, Inc. since February 2013; the Chairman of the Board of Live Nation Entertainment, Inc. since March 2013 and a director since February 2011; a director of Charter Communications, Inc. since May 2013; and a director of Zillow Group, Inc. since February 2015, having previously served as a director of its predecessor, Zillow Inc., from May 2005 to February 2015. Mr. Maffei served as a director of Barnes & Noble, Inc. from September 2011 to April 2014, as a director of Electronics Arts, Inc. from June 2003 to July 2013 and as the Chairman of the Board of Directors of Starz from January 2013 to December 2016.

David J. Frear, age 60, has served as Sirius XM Holdings’ Senior Executive Vice President and Chief Financial Officer since June 2015. From June 2003 to June 2015, he served as Executive Vice President and Chief Financial Officer of Sirius XM Holdings. From 1999 to 2003, Mr. Frear was Executive Vice President and Chief Financial Officer of Savvis Communications Corporation, a global managed service provider, delivering internet protocol applications for business customers. Mr. Frear also served as a director of Savvis. From 1993 to 1998, Mr. Frear was Senior Vice President and Chief Financial Officer of Orion Network Systems Inc., an international satellite communications company that was acquired by Loral Space & Communications Ltd. in 1998. From 1990 to 1993, Mr. Frear was Chief Financial Officer of Millicom Incorporated, a cellular, paging and cable television company. Prior to joining Millicom, he was an investment banker at Bear, Stearns & Co., Inc. and Credit Suisse. Mr. Frear is a member of the board of directors of The NASDAQ Stock Market LLC, NASDAQ PHLX LLC, and NASDAQ BX, Inc., subsidiaries of Nasdaq, Inc., a leading provider of trading, clearing, exchange technology, listing, information and public company services.

James E. Meyer, age 62, has served as Sirius XM Holdings’ Chief Executive Officer since December 2012 and has been a director of Sirius XM Holdings since January 2013. Previously, Mr. Meyer was President, Operations and Sales, of Sirius XM Holdings. Prior to joining Sirius XM Holdings in May 2004, Mr. Meyer was the President of Aegis Ventures, a general management consulting company. Before Aegis, he held a number of senior management positions in consumer electronics over a 25 year period, including as the Senior Executive Vice President of Digital Media Solutions of Thomson, a worldwide leader in consumer electronics. Prior to joining Thomson, Mr. Meyer held several senior management positions at General Electric and RCA. Mr. Meyer is Chairman of the Board of Directors and a director of TiVo Corporation (and Rovi Corporation prior to its merger with TiVo Corporation).

Effective upon their appointments to the Board, Mr. Maffei was appointed to serve as Chairman of the Board and a member of the Board’s Nominating and Corporate Governance Committee (the “NCGC”), and Mr. Meyer was appointed to serve as a member of the Board’s Compensation Committee.

The Board also appointed Michael M. Lynton and Timothy Leiweke to serve as members of the NCGC, and appointed Roger Faxon to serve as Lead Director in accordance with the Company’s Corporate Governance Guidelines (the “Lead Director”).

Each of the Sirius Directors will be compensated for his service on the Board pursuant to the Company’s non-employee director compensation practices (pro-rated for any partial year of service), which currently includes annual cash compensation of $40,000 and an equity award valued at $200,000, which will vest on the earlier of June 1, 2018, the date of the Company’s 2018 annual stockholder meeting or upon certain changes in control of the Company. Mr. Maffei will also be entitled to $60,000 in additional annual compensation as Chairman of the Board and $5,000 in additional annual compensation for his service on the NCGC. Mr. Meyer will be entitled to an additional $7,500 annually for his service on the Compensation Committee. Each of the Sirius Directors have also entered into the Company’s standard form of director indemnification agreement.

The Company has not entered into any transactions identified in Item 404(a) of Regulation S-K with any of the Sirius Directors.

Departure of a Director

Effective immediately prior to the consummation of the Additional Closing, Elizabeth A. Nelson resigned from the Board (including all committees of the Board of which she was a member). The resignation of Ms. Nelson did not result from any disagreement with the Company, the Company’s management or the Board.

In connection with the appointments and departure described above, the Board resolved to fix the size of the Board at nine directors, consisting of three directors in each of Class I, Class II and Class III. As a result of the foregoing, all seats on the Board are currently filled.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Additional Closing, the Board approved a Certificate of Amendment to the Amended and Restated Bylaws of the Company (the “Bylaws Amendment”), which authorized the Lead Director to call special meetings of the Board.

The foregoing description of the Bylaws Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Bylaws Amendment, which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01 Other Events.

A copy of the Company’s press release announcing the Additional Closing is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Exhibit Description
3.1
Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2017)

3.2	Certificate of Amendment to the Amended and Restated Bylaws of Pandora Media, Inc., dated as of September 22, 2017
10.1
Investment Agreement, dated as of June 9, 2017, by and between Pandora Media, Inc. and Sirius XM Radio Inc. (incorporated by reference to Exhibit 10.3 the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2017)

99.1	Press Release “SiriusXM Completes $480 Million Strategic Investment in Pandora,” dated as of September 22, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: September 26, 2017	By:	/s/ Stephen Bené
Stephen Bené General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1
Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2017)

3.2	Certificate of Amendment to the Amended and Restated Bylaws of Pandora Media, Inc., dated as of September 22, 2017
10.1
Investment Agreement, dated as of June 9, 2017, by and between Pandora Media, Inc. and Sirius XM Radio Inc. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on June 14, 2017)

99.1	Press Release “SiriusXM Completes $480 Million Strategic Investment in Pandora,” dated as of September 22, 2017